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                                                                    EXHIBIT 4.46

                                                                  EXECUTION COPY


                    WAIVER dated as of August 29, 2001 (this "Waiver"), to the Credit Agreement (the "Credit Agreement") dated as of
                    May 31, 2000, as amended pursuant to a First Amendment dated as of December 7, 2000 and a Second Amendment dated as of January 11, 2001, among McLEODUSA INCORPORATED, a Delaware corporation (the "Borrower"); the lenders party thereto (the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent"); Salomon Smith Barney Inc., as syndication agent (in such capacity, the "Syndication Agent"); and Bank of America, N.A. and Goldman Sachs Credit Partners L.P., as co-documentation agents (in such capacities, the "Co-Documentation Agents").

     The Borrower has requested that the Lenders waive certain provisions of the Credit Agreement, and the Lenders are willing so to waive such provisions on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  Waiver of Section 6.09(a).  Pursuant to Section 9.02(b) of the
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Credit Agreement, the undersigned Required Lenders and the Borrower hereby waive the provisions of Section 6.09(a) of the Credit Agreement to the extent (but only to the extent) necessary to permit the Borrower to issue (i) 275,000 shares of the Borrower's Series D Preferred Stock, par value $0.01 per share, in exchange for and in cancellation of 275,000 shares of Series B Preferred Stock and (ii) 125,000 shares of the Borrower's Series E Preferred Stock, par value $0.01 per share, in exchange for and in cancellation of, 125,000 shares of Series C Preferred Stock, pursuant to a Stock Purchase Agreement dated as of August 29, 2001 among the Borrower and certain purchasers named therein.

     SECTION 2.  Representations and Warranties.  To induce the other parties
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hereto to enter into this Waiver, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Waiver Effective Date:

     (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Waiver Effective Date with the same effect as though made on and as of the Waiver Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

     (b) After giving effect to the agreements and waivers herein, no Default or Event of Default has occurred and is continuing.
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     SECTION 3.  Effectiveness.  This Waiver shall become effective on the date
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(the "Waiver Effective Date") that the Administrative Agent shall have received counterparts of this Waiver that, when taken together, bear the signatures of the Borrower and the Required Lenders.

     SECTION 4.  Effect of Waiver.  Except as expressly set forth herein, this
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Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Waiver shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

     SECTION 5.  Counterparts.  This Waiver may be executed in any number of
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counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     SECTION 6.  Applicable Law.  THIS WAIVER SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.  Headings.  The headings of this Waiver are for purposes of
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reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their duly authorized officers, all as of the date and year first above written.

                              McLEODUSA INCORPORATED

                                 by
                                   -----------------------------------------
                                   Name:
                                   Title:

                              Acknowledgement and Agreed:

                              EACH OF THE SUBSIDIARIES
                              LISTED AS SUBSIDIARY GUARANTORS
                              ON SCHEDULE I TO THE
                              SUBSIDIARY GUARANTEE AGREEMENT,

                                 by
                                   -----------------------------------------
                                   Name:
                                   Title:  Authorized Officer
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                              THE CHASE MANHATTAN BANK,
                              individually and as Agent

                                 by
                                   -----------------------------------------
                                   Name:
                                   Title:

                              Name of Institution:
                                                  --------------------------

                                 by
                                   -----------------------------------------
                                   Name:
                                   Title: